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                                                                    Exhibit 23.3



                               MAPLES AND CALDER
                               CAYMAN EUROPE ASIA


KongZhong Corporation
8/F, Tower A, Yuetan Building
No. 2 Yuetan North Street
Beijing, China 100045


                                                                  3rd June, 2004

Dear Sirs:

KONGZHONG CORPORATION

We have acted as Cayman Islands legal advisers to KongZhong Corporation (the "Company") in connection with the Company's registration statement on Form F-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offer of American Depositary Shares of the Company.

We hereby consent to the reference to our name under the headings "Risk Factors", "Enforceability of Civil Liabilities" and "Taxation" in the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


Yours faithfully,



/s/ MAPLES and CALDER Asia
MAPLES AND CALDER ASIA



    1504 One International Finance Centre, 1 Harbour View Street, Hong Kong
             Telephone: (852) 2522 9333 Facsimile: (852) 2537 2955
                       Email: hkinfo@maplesandcalder.com
                            www.maplesandcalder.com
       Resident Hong Kong Partners: Christine Chang (England and Wales),
     Linda Martin (England and Wales), Spencer Privett (England and Wales).